UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2012

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	24-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed by Lighting Science Group Corporation (the “Company”) on June 1, 2012, in connection with the Company’s recent offering of its newly designated Series H and Series I Convertible Preferred Stock (the “Preferred Offering”), each of Karel Robert den Daas, Steven G. Marton, Steven Wacaster, Andrew Cooper, Thomas Smach and Nicholas Brathwaite (collectively, the “New Directors”) were appointed to the Board of Directors of the Company (“Board”), effective as of the closing of the Preferred Offering.

On June 8, 2012, the Board appointed Mr. Brathwaite to serve as Chairman of the Board. Additionally, on June 8, 2012, the Board reconstituted the membership of its Audit Committee, Compensation Committee, Committee of Independent Directors (the “Independent Committee”) and Executive Committee (collectively, the “Board Committees”), appointing the following directors to serve as members of the Board Committees as set forth below:

Audit Committee Karel Robert den Daas (Chairman) Donald Harkleroad Thomas Smach	Committee of Independent Directors Donald Harkleroad (Chairman) Karel Robert den Daas Leon Wagner

Compensation Committee Nicholas Brathwaite (Chairman) Leon Wagner Steven Wacaster	Executive Committee Nicholas Brathwaite (Chairman) Leon Wagner Steven Wacaster

As a result of their respective appointments, each of the New Directors is entitled to participate, on a pro-rated basis (beginning on the date of their appointment, May 25, 2012), in the 2012 director compensation plan previously approved by the Board (the “2012 Director Compensation Plan”). Pursuant to the 2012 Director Compensation Plan, each of the New Directors was granted the option to receive: (i) stock options to purchase 60,274 shares of the Company’s common stock at an exercise price of $1.52 (the closing price per share of the Company’s common stock on May 24, 2012, the day immediately preceding the closing date of the Preferred Offering) or (ii) 39,654 restricted shares of the Company’s common stock. Additionally, each director that was appointed to serve on the Company’s Audit Committee and/or Independent Committee (and who was not already a member of such committee(s)) was granted an option to receive: (i) stock options to purchase 15,068 shares of the Company’s common stock at an exercise price of $1.52, or (ii) 9,913 restricted shares of the Company’s common stock. The stock options and/or restricted shares of the Company’s common stock to be issued as director compensation for the period from May 25, 2012 through June 30, 2012 will vest immediately upon issuance. The remaining stock options and/or restricted shares of common stock to be issued pursuant to the 2012 Director Compensation Plan will vest, for directors in office at such time, in two equal installments on the first day of the third and fourth calendar quarters of 2012 respectively. Any stock options that are issued will expire, if unexercised, on May 24, 2022. In addition to the director compensation discussed above, the Company plans to enter into an indemnification agreement with each of its directors as described further in the Current Report on Form 8-K, filed by the Company on June 14, 2012, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: June 14, 2012	By:	/s/ Gregory T. Kaiser
	Name:	Gregory T. Kaiser
	Title:	Chief Financial Officer